Exhibit 10.17

HARVARD BIOSCIENCE, INC.

2021 INCENTIVE PLAN

NOTICE OF RESTRICTED STOCK UNIT AWARD

Participant Name and Address:

You (the “Participant”) have been granted restricted stock units (“Restricted Stock Units” or “RSUs”), subject to the terms and conditions of this Notice of Restricted Stock Unit Award (the “Notice”), the Harvard Bioscience, Inc. 2021 Incentive Plan (as amended from time to time, the “Plan”) and the Restricted Stock Unit Award Agreement (the “RSU Agreement”) attached hereto, as follows.  Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Notice.

Date of Grant:
Target Number of RSUs (the “Target Award”):
Vesting Schedule:

Participant will receive a benefit with respect to an RSU only if it vests. Subject to the terms set forth in the RSU Agreement attached hereto, to the extent the achieved Performance Factor is greater than 0% as of the end of the Performance Period (as defined below), the Participant shall vest in a number of RSUs (the “Final RSUs”) based on the attainment of the total shareholder return (“TSR”) performance goals described on Schedule A as of the end of the Performance Period (as defined below) on the last day of the Performance Period. The Performance Period is the period beginning on the Grant Date and ending on December 31, 20[__] (the “Performance Period”).  The Participant’s Final RSUs will be determined by multiplying the Target Award by the percentage (from zero to 150%) (the “Performance Factor”) which is based on the Company’s Total Shareholder Return (as defined on Schedule A) during the Performance Period compared to the Index Constituent Companies (as defined on Schedule A), determined according to Schedule A. Except as specifically provided in the RSU Agreement attached hereto, no RSUs will vest for any reason prior to the last day of the Performance Period. Except as provided in the RSU Agreement attached hereto, if the TSR performance goals are not attained at the end of the Performance Period, the RSUs will be immediately forfeited.  Upon vesting in accordance herewith or in Sections 4 or 5 of the RSU Agreement attached hereto, such RSU shall become payable to the Participant in shares of Stock on the relevant vesting date in the amount of the vested RSUs in accordance with this paragraph and Schedule A.

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HARVARD BIOSCIENCE, INC.
By:
Name:
Title:

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Schedule A

Determination of Performance Factor

The Performance Factor shall be determined according to the following table:

Relative TSR Percentile Rank*	Performance Factor**
Below 25th percentile	0%
25th to 50th percentile	50%, plus an additional 1.923% for each whole percentile above 25th percentile
51st to 74th percentile	100%, plus an additional 2.083% for each whole percentile above 51st percentile
75th percentile or higher	150%

                       Examples:  If the Company’s Relative TSR Percentile Rank falls into the 37th percentile (i.e., thirteen percentiles above the 25th percentile), the Performance Factor will be 75% (calculated by multiplying thirteen by 1.923% and adding it to 50%).   If the Company’s Relative TSR Percentile Rank falls into the 63rd percentile (i.e., twelve percentiles above the 51st percentile), the Performance Factor will be 125% (calculated by multiplying twelve by 2.083% and adding it to 100%).

* Total Shareholder Return for the Company shall be based on the percentage increase/decrease from the Initial Price to the Final Price, and shall reflect the reinvestment of dividends paid (if any) to shareholders of Stock during the Measurement Period.

** In all cases, if the Total Shareholder Return is negative at the end of the Measurement Period, the Performance Factor is subject to a cap of 100%.

For purposes of the foregoing calculation:

1.    “Total Shareholder Return” mean the quotient (expressed as a percentage) obtained by dividing (i)(A) the Final Price, plus (B) the aggregate amount of dividends paid in respect of a share of Stock during the Measurement Period (assuming reinvestment of the dividends), minus (C) the Initial Price, by (ii) the Initial Price.

2.    “Initial Price” means the average closing price of Stock over the twenty trading day period beginning on the first day of the Performance Period.

3.    “Final Price” means the average closing price of Stock over the twenty trading day period ending on the last day of the Measurement Period, provided that in connection with a Change in Control, the Final Price shall be the per share purchase price in the Change in Control, except in the case of a Change in Control as described in clause (b) of the definition of Change in Control in the Plan, the Final Price shall be the average closing price of Common Stock over the twenty trading day period ending on the date of such Change in Control.

4.    “Measurement Period” means the Performance Period; provided that in the event of a Change in Control, Total Shareholder Return shall be calculated through the date of the Change in Control as provided in the Agreement.

5.     “Relative TSR Percentile Rank” means the percentile within the Index Constituent Companies (as defined below) that the Company’s Total Shareholder Return would have for the Measurement Period.

6.  If the Company’s Relative TSR Percentile Rank falls between the measuring points, the Company’s Relative TSR Percentile Rank will be rounded to the nearest whole percentage point. With respect to the Index Constituent Companies, such Initial Price and Final Price shall be determined on a component basis (assuming dividend reinvestment) during the applicable twenty (20) trading day periods using an open approach).

7.   The companies included from the Russell 2000 Index for purposes of the Relative TSR Percentile Rank calculation (the “Index Constituent Companies”) will be determined on the first day of the Measurement Period and will be changed only in accordance with the following and no company shall be added during the Measurement Period for purposes of the Relative TSR Percentile Rank calculation.  The Index Constituent Companies for purposes of the Relative TSR Percentile Rank calculation will be subject to change as follows:

(i)  In the event of a merger, acquisition or business combination transaction of a company in the Index Constituent Companies in which the company in the Index Constituent Companies is the surviving entity and remains publicly traded, the surviving entity shall remain a company in the Index Constituent Companies. Any entity involved in the transaction that is not the surviving company shall no longer be a company in the Index Constituent Companies.

(ii)  In the event of a merger, acquisition or business combination transaction of a company in the Index Constituent Companies, a “going private” transaction or other event involving a company in the Index Constituent Companies or the liquidation of a company in the Index Constituent Companies, in each case where the company in the Index Constituent Companies is not the surviving entity or is no longer publicly traded, the company shall no longer be a company in the Index Constituent Companies.

(iii)  Notwithstanding the foregoing, in the event of a bankruptcy of a company in the Index Constituent Companies where the company in the Index Constituent Companies is not publicly traded at the end of the Measurement Period, such company shall remain a company in the Index Constituent Companies but shall be deemed to have a Total Shareholder Return of negative 100% (-100%).

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Award Number:  ___________

HARVARD BIOSCIENCE, INC.

2021 INCENTIVE PLAN

RESTRICTED STOCK UNIT AGREEMENT

1.

Grant of Restricted Stock Units.  Harvard Bioscience, Inc., a Delaware corporation (the “Company”), hereby grants to the Participant (the “Participant”) named in the Notice of Restricted Stock Unit Award (the “Notice”), the number of restricted stock units (“Restricted Stock Units” or “RSUs”) indicated in the Notice, subject to the terms and provisions of the Notice, this Restricted Stock Unit Award Agreement (this “RSU Agreement”) and the Company’s 2021 Incentive Plan (as amended from time to time, the “Plan”), which are incorporated herein by reference. Capitalized terms used but not defined herein shall have the meaning ascribed to them in the Plan.

2.

Company’s Obligation to Pay. Each Restricted Stock Unit represents the right to receive upon vesting thereof one share of Stock subject to Participant satisfying any applicable tax withholding obligations. Any Restricted Stock Units that vest in accordance with Section 3 will be settled in shares of Stock as soon as practicable after vesting, but in all cases within thirty (30) business days following the vesting date. Unless and until the Restricted Stock Units will have vested in the manner set forth in the Notice and the Plan, Participant will have no right to payment of any such Restricted Stock Units.

3.

Vesting Schedule. Except as specifically provided in Sections 4 and 5 below, the Restricted Stock Units awarded by the Notice and this RSU Agreement will vest in accordance with the “Vesting Schedule” and Schedule A set forth in the Notice.

4.

Termination of Employment; Retirement. Except as set forth in this Section 4 and in Section 5 below, the Participant’s rights to all RSUs granted herein and not yet vested in accordance with the “Vesting Schedule” and Schedule A set forth in the Notice shall automatically terminate upon the Participant’s termination of employment with the Company and its Subsidiaries for any reason.

a.

Death or Disability. In the event of the Participant’s death or Disability while employed by the Company, the number of RSUs constituting the Target Award shall be adjusted upon the Participant’s death or Disability by multiplying the then current number of RSUs constituting the Target Award effective immediately prior to the Participant’s death or Disability by the number of full months elapsed from the Date of Grant to the date of Participant’s death or Disability divided by 36.

b.

Rule of 65. In the event that the Participant has satisfied the Rule of 65 at the time of his or her termination of employment and such termination of employment is not for Cause, then the number of RSUs constituting the Target Award shall be adjusted upon such termination of employment by multiplying the then current number of RSUs constituting the Target Award effective immediately prior to such termination of employment by the number of full months elapsed from the Date of Grant to the date of such termination of employment divided by 36.

c.

Termination for Good Reason. In the event that the Participant’s employment is terminated by the Participant for Good Reason, then the number of RSUs constituting the Target Award shall be adjusted upon such termination of employment by multiplying the then current number of RSUs constituting the Target Award effective immediately prior to such termination by the number of full months elapsed from the Date of Grant to the date of such termination of employment divided by 36.

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5.

Change in Control. Notwithstanding anything to the contrary in this Agreement, if a Change in Control occurs during the Performance Period, the date of such Change in Control shall be deemed the last day of the Performance Period, and the Performance Factor will be calculated as if the date of the Change in Control is the last day of the Performance Period. In such event, (i) the Participant’s Final RSUs will be determined by multiplying the Target Award by the calculated Performance Factor and (ii) to the extent the achieved Performance Factor is greater than 0% as of the end of such reduced Performance Period, the Participant’s Final RSUs shall vest in full as of the third anniversary of the Date of Grant, except that in the event the Participant’s employment is terminated by the Participant for Good Reason or by the Company without Cause within one (1) year following such Change in Control or in the event of the Participant’s death or Disability within one (1) year following such Change in Control, the RSUs shall automatically vest in full as of the date of such termination, death or Disability, as the case may be..

6.

Transferability of RSUs.  Unless determined otherwise by the Committee, the RSUs may not be sold, pledged, assigned, hypothecated, or otherwise transferred by Participant in any manner.  Any shares of Stock acquired pursuant to this Award shall be held by the Participant and are not transferable for a period of one (1) year following the issuance of such shares.

7.

Stop-Transfer Notices.  In order to ensure compliance with the restrictions on transfer set forth in this RSU Agreement, the Notice or the Plan, the Company may issue appropriate “stop-transfer” instructions to its transfer agent, if any, and, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

8.

Refusal to Transfer.  The Company shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this RSU Agreement or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.

9.	Tax Consequences.

a.	Participant is solely responsible for all federal, state and local taxes relating to the RSUs, including as a result of the Participant’s disposition of the Shares.

b.

The Company makes no representation that the RSUs will comply with Sections 409A and 457A of the Code and makes no undertaking to prevent Section 409A or 457A of the Code from applying to the RSUs or to mitigate its effects on any deferrals or payments made in respect of the RSUs. The Participant is encouraged to consult a tax adviser regarding the potential impact of Section 409A and 457A of the Code.

10.

Entire Agreement; Severability.  The Notice, the Plan and this RSU Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Participant with respect to the subject matter hereof, and may not be modified adversely to the Participant’s interest except by means of a writing signed by the Company and the Participant. In the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this RSU Agreement, the terms and conditions of the Plan shall prevail.  Nothing in the Notice, the Plan and this RSU Agreement (except as expressly provided therein) is intended to confer any rights or remedies on any persons other than the parties.  Should any provision of the Notice, the Plan or this RSU Agreement be determined to be illegal or unenforceable, such provision shall be enforced to the fullest extent allowed by law and the other provisions shall nevertheless remain effective and shall remain enforceable.

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11.

Construction.  The captions used in the Notice and this RSU Agreement are inserted for convenience and shall not be deemed a part of the RSUs for construction or interpretation.  Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular.  Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

12.

Administration and Interpretation.  Any question or dispute regarding the administration or interpretation of the Notice, the Plan or this RSU Agreement shall be submitted by the Participant or by the Company to the Committee.  The resolution of such question or dispute by the Committee shall be final and binding on all persons.

13.

Conflicts.  In the event of a conflict or inconsistency between the terms and conditions of this RSU Agreement and another written agreement between the Company and the Participant that provides for accelerated vesting of the Participant’s RSUs upon the occurrence of certain events, the terms and conditions of such other written agreement shall control.

14.	Definitions. Whenever used in this Agreement, the following terms shall have the meanings set forth below.

a.

“Good Reason” shall have the meaning defined in the applicable employment agreement, consulting agreement or any other similar written agreement between the Participant and the Company (or any of its affiliates) that specifically defines “good reason,” if any.

b.

“Rule of 65” means that the sum of the Participant’s age and years of service equals or exceeds 65, with a minimum age of 55 and a minimum of five years of continuous service, including as an employee or a director of the Company.

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